                                                                   EXHIBIT 3.3








                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         PLATINUM SOFTWARE CORPORATION

                             A DELAWARE CORPORATION





                         AS AMENDED SEPTEMBER 15, 1996

                               TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I.           OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Section 1.     Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Section 2.     Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Section 3.     Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
ARTICLE II.          MEETINGS OF STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Section 1.     Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Section 2.     Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Section 3.     Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Section 4.     Notification of Business to be Transacted at Meeting  . . . . . . . . . . . . .          2
         Section 5.     Notice; Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         Section 6.     Quorum; Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         Section 7.     Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         Section 8.     Stockholder Action by Written Consent Without a Meeting . . . . . . . . . . . .          2
         Section 9.     List of Stockholders Entitled to Vote . . . . . . . . . . . . . . . . . . . . .          3
         Section 10.    Stock Ledger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         Section 11.    Inspectors of Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         Section 12.    Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         Section 13.    Order of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         Section 14.    Consents to Corporation Action; Record Date . . . . . . . . . . . . . . . . . .          3
         Section 15.    Procedures for Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
         Section 1.     Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
         Section 2.     Number and Election of Directors  . . . . . . . . . . . . . . . . . . . . . . .          4
         Section 3.     Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Section 4.     Time and Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Section 5.     Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Section 6.     Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Section 7.     Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Section 8.     Quorum; Vote Required for Action; Adjournment . . . . . . . . . . . . . . . . .          6
         Section 9.     Action by Written Consent . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
         Section 10.    Telephone Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
         Section 11.    Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
         Section 12.    Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
         Section 13.    Interested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
         Section 14.    Nomination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
ARTICLE IV.          OFFICERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Section 1.     Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Section 2.     Appointment of Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Section 3.     Subordinate Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Section 4.     Removal and Resignation of Officers . . . . . . . . . . . . . . . . . . . . . .          8
         Section 5.     Vacancies in Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                PAGE
         Section 6.     Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Section 7.     Vice Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Section 8.     Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
         Section 9.     President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
         Section 10.    Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
         Section 11.    Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
         Section 12.    Chief Financial Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
ARTICLE V.           STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         Section 1.     Form of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         Section 2.     Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         Section 3.     Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         Section 4.     Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         Section 5.     Record Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
ARTICLE VI.          INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
         Section 1.     Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
         Section 2.     Right of Indemnitee to Bring Suit . . . . . . . . . . . . . . . . . . . . . . .         11
         Section 3.     Non-Exclusivity of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         Section 4.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         Section 5.     Indemnification of Employees or Agents of the Corporation . . . . . . . . . . .         12
         Section 6.     Indemnification Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         Section 7.     Effect of amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
ARTICLE VII.         GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         Section 1.     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         Section 2.     Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
         Section 3.     Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
         Section 4.     Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
         Section 5.     Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
         Section 6.     Voting of Stock Owned by the Corporation  . . . . . . . . . . . . . . . . . . .         13
         Section 7.     Construction and Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .         13
         Section 8.     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         PLATINUM SOFTWARE CORPORATION

                             A Delaware corporation






                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

         Section 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.



                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of stockholders for the election of directors shall be held at such place either within or without the State of Delaware as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders shall be held at a time and date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, if any, the President or the Board of Directors. A special meeting of the stockholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the Directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour and purposes of the meeting.

         Section 4. Notification of Business to be Transacted at Meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting.

         Section 5. Notice; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6. Quorum; Adjournment. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough votes to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         Section 7. Voting. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. Elections of directors need not be by ballot unless the Chairman of the meeting so directs or unless a stockholder demands election by ballot at the meeting and before the voting begins.

         Section 8. Stockholder Action by Written Consent Without a Meeting. Except as otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 9. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 11. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint an inspector or inspectors of election at the meeting. The duties of such inspector(s) shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

         Section 12. Organization. At each meeting of stockholders the Chairman of the Board of Directors, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as Chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

         Section 13. Order of Business. The order and manner of transacting business at all meetings of stockholders shall be determined by the Chairman of the meeting.

         Section 14. Consents to Corporation Action; Record Date. The record date for determining common stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any common stockholder seeking to have the common stockholders authorize or take corporate action by written consent without a meeting shall, by written notice, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 days of receipt of such a request, fix a record date which shall be not later than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the next following date which is not a Saturday, Sunday or legal holiday.

         Section 15. Procedures for Consent. In the event of the delivery to the Company of a written consent or consents of common stockholders purporting to authorize or take corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 15 as a "Consent"), the Secretary of the Company shall provide for the safe-keeping of such Consent and shall conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Company shall designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary of the Company under this Section 15. The investigation shall be conducted in a manner to provide for a reliable and prompt ministerial review of Consents, and the Secretary or the Inspectors (as the case may be) shall complete the review within 10 days of the Company's receipt of written consents purportedly representing the number of shares required to authorize the action or actions being sought. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed with such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 15, the Secretary or the Inspectors (as the case may be) may, at the expense of the Company, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate, to assist them.

                                  ARTICLE III

                                   DIRECTORS

         Section 1. Powers. Except as otherwise required by law or provided by the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2. Number and Election of Directors. Subject to any limitations in the Certificate of Incorporation, the authorized number of directors of the Corporation shall be not less than four (4) nor more than seven (7). The exact number of Directors within these limits shall be fixed from time to time by resolution of the Board of Directors of the Corporation. The number of Directors shall be so variable until changed by an amendment to this Section 2 of Article III of these Bylaws adopted by the affirmative vote of a majority of the entire Board of Directors or by the stockholders at the annual meeting. The number of Directors presently authorized is four (4). Directors shall be elected at each annual meeting of stockholders to replace directors whose terms then expire, and each director elected shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for such resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

         Section 3. Vacancies. Subject to the limitations in the Certificate of Incorporation, vacancies in the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so selected shall hold office for the remainder of the full term of office of the former director which such director replaces and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

         Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors.

         Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware at such date and time as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any director. Notice of the date, time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at the director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 8.       Quorum; Vote Required for Action; Adjournment.
Except as otherwise required by law, or provided in the Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

         Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 10. Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

         Section 11. Committees. The Board of Directors may, by resolution passed unanimously by the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the committee member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and as provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.

         Section 12. Compensation. The directors may be paid such compensation for their services as the Board of Directors shall from time to time determine.

         Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his of their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 14. Nomination. Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or at the discretion of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the class and number of shares of the capital stock of the Corporation which are beneficially owned (as defined by Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by such stockholder. If requested in writing by the Secretary at least 15 days in advance of the annual meeting, a stockholder whose shares are not registered in the name of such stockholder on the Corporation's books shall provide the Secretary, within ten days of such request, with documentary support for such claim of beneficial ownership. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.



                                   ARTICLE IV

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Financial Officers and Treasurers, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

         Section 2. Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be appointed by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

         Section 4. Removal and Resignation of Officers. Subject to the rights of an officer under any contract, any officer may be removed at any time, with or without cause, by the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights of the Corporation under any contract to which the officer is a party.

         Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         Section 6. Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the stockholders and of the Board of Directors. He shall, in addition, perform such other functions (if any) as may be prescribed by the Bylaws or the Board of Directors.

         Section 7. Vice Chairman of the Board. The Vice Chairman of the Board, if such an officer is elected, shall, in the absence or disability of the Chairman of the Board, perform all duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chairman of the Board. The Vice Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

         Section 8. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall exercise the duties usually vested in the chief executive officer of a corporation and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.

         Section 9. President. The President of the Corporation shall, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, if there be such an officer, have general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and stockholders.

         Section 10. Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

         Section 11. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and a summary of the proceedings.

         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep or cause to be kept the seal of the Corporation if one be adopted, in safe custody, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

         Section 12. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.


                                   ARTICLE V

                                     STOCK

         Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Chief Financial Officer or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Corporation may issue a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may, in the discretion of the Board of Directors and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the Corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

         Section 5. Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record holder of shares to receive dividends, and to vote as such record holder, and to hold liable for calls and assessments a person registered on its books as the record holder of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                                INDEMNIFICATION

         Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an "undertaking").

         Section 2.       Right of Indemnitee to Bring Suit.  If a claim under
Section 1 of this Article VI is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

         Section 3. Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 5. Indemnification of Employees or Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors or officers of the Corporation.

         Section 6. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determinates, greater than, those provided for in this
Article VI.

         Section 7. Effect of amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Subject to limitations contained in the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Corporate Seal. The Corporation shall have a corporate seal in such form as shall be prescribed by the Board of Directors.

         Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

         Section 6. Voting of Stock Owned by the Corporation. The Chairman of the Board, the Chief Executive Officer, the President and any other officer of the Corporation authorized by the Board of Directors shall have power, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

         Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

         Section 8. Amendments. Subject to the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by the affirmative vote of a majority of the entire Board of Directors amend or repeal these Bylaws, or adopt other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting as a single class, provided that, in the notice of any such special meeting, notice of such purpose shall be given.